EXHIBIT 10.1

[ ANZ Letterhead ]

29 June 2010

The Directors
Royal Wolf Australia Group
PO Box 834
Level 2, 22-28 Edgeworth David Avenue
Hornsby NSW 2077

Dear Sirs

Royal Wolf Australia Group Letter of Offer –Variation Letter

We refer to the Facility Agreement.

For the purposes of this letter, the Facility Agreement means the Letter of Offer dated 17 December 2008 between Australia and New Zealand Banking Group Limited (ANZ) and the Royal Wolf Australia Group as amended from time to time and restated by letter dated 27 August 2009.

Unless otherwise defined, capitalised terms in this letter have the meanings given to them in the Facility Agreement.

For compliance reasons, the Royal Wolf Australia Group has requested a further variation to certain of the financial covenants in the Financial Requirements and Other Conditions Schedule to the Facility Agreement.

1.	Variation and Amendment

With effect from the Effective Date (as defined below) and subject to the terms of this letter, ANZ agrees to the following amendments to the Facility Agreement:

1.1	the relevant financial covenants in the Financial Requirements and Other Conditions Schedule to the Facility Agreement will be replaced with the following:

(1)
Consolidated Interest Cover Ratio: The interest cover ratio for each Quarter ending on 30 September 2009, 31 December 2009, 31 March 2010, 30 June 2010, 30 September 2010, 31 December 2010 and 31 March 2011 will not, as at the compliance date, be less than 1.95:1, and for each subsequent Quarter, will not be less than 2.20:1. Tested on a 12 month rolling basis;

(2)
Consolidated Senior Debt Interest Cover Ratio: The interest cover ratio for each Quarter ending on 30 September 2009, 31 December 2009, 31 March 2010, 30 June 2010, 30 September 2010, 31 December 2010 and 31 March 2011 will not, as at the compliance date, be less than 2.95:1, and for each subsequent Quarter, will not be less than 3.25:1. Tested on a 12 month rolling basis;

(3)
Consolidated Total Debt Gearing Ratio: Total Debt (excluding loans from General Finance Corporation to the Group) to adjusted trailing EBITDA for each Quarter ending on 30 September 2009, 31 December 2009, 31 March 2010, 30 June 2010, 30 September 2010, 31 December 2010 and 31 March 2011 will not, as at the compliance date, exceed 5.50:1, and for each subsequent Quarter, will not exceed 4.50; and

(4)
Consolidated Senior Debt Gearing Ratio: Senior Debt to adjusted trailing EBITDA for each Quarter ending on 30 September 2009, 31 December 2009, 31 March 2010, 30 June 2010, 30 September 2010, 31 December 2010 and 31 March 2011 will not, as at the compliance date, exceed 4.25:1, and for each subsequent Quarter, will not exceed 3.50.

The calculation requirements for each of the above covenants remains unchanged;

1.2	the termination date for each of:

(1)	the “Interchangeable Facility (2) (Tranche B)”; and

(2)	the “Standby Letter of Credit Facility to ANZ National Bank Ltd”,

being amended to terminate on 30 September 2011;

1.3
the reference to “$1,250,000” in the “Repayment” section for the “Interchangeable Facility (2) (Tranche B)” in the Facilities Schedule to the Facility Agreement being replaced with “$1,500,000” with the first quarter for which the increased amount is to be repaid being the quarter ending on 30 September 2010;

1.4
the fourth condition under the section headed “3. Other conditions to be met” in the Financial Requirements and Other Conditions Schedule to the Facility Agreement which commences with “Free Cash Flow …” and concludes with “…less tax paid” being replaced with:

(1)
Subject to (2) below, Free Cash Flow sweep to occur on an annual basis within 60 days from financial year end, with 80% of Free Cash Flow to be applied towards permanent reduction of the Commercial Bill facilities. Any repayments made under this condition are to be made in addition to all other repayment obligations under this letter. Calculated as follows:

Free Cash Flow = Cash Flow less voluntary principal repayments of Senior Debt (without double counting),

where Cash Flow = Adjusted Cash Flow Available for Debt Servicing less repayments of Senior Debt and Interest Expense,

and Adjusted Cash Flow Available for Debt Servicing = EBITDA less capex plus capex funding plus (or minus) net change in working capital less tax paid

(2)
With respect to the Free Cash Flow sweep to occur within 60 days of 30 June 2010 pursuant to (1) above only, up to $2,000,000 of the Free Cash Flow may be retained to be used for the purchase of containers provided:

(a)           such purchases are capex to support business growth;

(b)          such purchases are made prior to 31 December 2010;

(c)	the amount of such purchases for the year ending 30 June 2011 must not exceed the lesser of:

(i) the Free Cash Flow retained pursuant to this clause (2); and

(ii) $2,000,000; and

(d)	all Free Cash Flow in excess of $2,000,000 is applied towards permanent reduction of the Commercial Bill facilities.

Any Free Cash Flow retained and applied towards capex in accordance with this clause (2) may not, for the purposes of (1) above, be treated as capex in the calculation of Adjusted Cash Flow Available for Debt Servicing for the year ending 30 June 2011.

For the avoidance of doubt, it is acknowledged that:

(a)
money expended in accordance with (2) above is not to be taken into account when determining compliance with the tenth condition under the section headed “3. Other conditions to be met” in the Financial Requirements and Other Conditions Schedule to the Facility Agreement which states: “No additional capex over above $2,000,000 budgeted for property, plant & equipment to be incurred, without our prior consent.”; and

(b)
other than in respect of capex on purchases of containers contemplated by this clause (2), (2)(c) above does not place any additional restrictions on the amount of capex which can otherwise be incurred in accordance the Facility Agreement.

2.	Conditions

2.1	This letter will take effect on the date ANZ confirms the following conditions precedent have been met to its satisfaction (Effective Date):

(1)	the provision of the following to ANZ in a form and substance satisfactory to ANZ:

(a)	an original of this letter duly executed by each party to it;

(b)	duly completed ancillary documents;

(c)	searches in respect of each member of the Royal Wolf Australia Group the RWNZ Group;

(d)	payment of a $75,000 fee and all other amounts required by ANZ; and

(e)	any other document or information reasonably requested by ANZ; and

(2)	no event of default under the Facility Agreement having occurred.

2.2
The non-ANZ parties to this letter agree that it is a condition of this letter that a variance to budget covenant on terms acceptable to ANZ is introduced to the Facility Agreement on or prior to 30 July 2010.

3.	General

3.1
An event of default for the purposes of the Facility Agreement and the General Conditions 2003 accepted by the Royal Wolf Australia Group will occur if any Royal Wolf Australia Group or RWNZ Group company does not comply with any of the conditions specified in this letter.

3.2	To the extent there is any inconsistency between the Facility Agreement and this letter, the terms of this letter will prevail.

3.3	Other than as provided in this letter, the Facility Agreement and all related documents will remain in full force and effect.

3.4
Other than as expressly stated in this letter, nothing in this letter will be deemed to constitute a waiver of any of the rights and remedies provided to ANZ under or in connection with the Facility Agreement or any related document, all of which are reserved in full.

3.5	This letter is a “transaction document” for the purposes of the Facility Agreement.

3.6	This letter is governed by the laws of New South Wales and the parties to this letter submit to the non-exclusive jurisdiction of the courts of that place.

3.7	This letter may be executed in counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

3.8
The Royal Wolf Australia Group agrees to pay or reimburse ANZ for all costs in connection with the registration, stamping, preparation, execution and enforcement of this letter and any other documents contemplated by it.

4.	Guarantor Acknowledgement

On and from the Effective Date, each member of the Royal Wolf Australia Group and each member of the RWNZ Group confirms that:

(1)
its obligations under the Corporate Guarantee and Indemnity dated 14 September 2007 and the Corporate Guarantee and Indemnity dated about September 2009 to which it is a party continue to apply despite the amendments contemplated or effected by this letter and extends to the obligations created under this letter; and

(2)
its obligations under each security listed in the Security Schedule to the Facility Agreement to which it is a party continue to apply despite the amendments contemplated or effected by this letter and extends to the obligations created under this letter.

Yours faithfully,

/s/ Zaheed Khan

Zaheed Khan

Senior Relationship Manager

Acceptance

Acknowledged and agreed by:

Executed by GFN Australasia Holdings Pty Ltd ACN 121 226 793 in accordance with section 127 of the Corporations Act 2001:
/s/ Gregory Brian Baker	/s/ Robert George Allan
Director/company secretary	Director
Gregory Brian Baker	Robert George Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date:  29 June 2010……………………………..

Executed by GFN Australasia Finance Pty Ltd ACN 121 227 790 in accordance with section 127 of the Corporations Act 2001:
/s/ Gregory Brian Baker	/s/ Robert George Allan
Director/company secretary	Director
Gregory Brian Baker	Robert George Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date:  29 June 2010…………………………..

Executed by RWA Holdings Pty Ltd ACN 106 913 964 in accordance with section 127 of the Corporations Act 2001:
/s/ Gregory Brian Baker	/s/ Robert George Allan
Director/company secretary	Director
Gregory Brian Baker	Robert George Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date:  29 June 2010…………………………………..

Executed by Royal Wolf Trading Australia Pty Ltd ACN 069 244 417 in accordance with section 127 of the Corporations Act 2001:
/s/ Gregory Brian Baker	/s/ Robert George Allan
Director/company secretary	Director
Gregory Brian Baker	Robert George Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date:  29 June 2010…………………………………..

Executed by Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 in accordance with section 127 of the Corporations Act 2001:
/s/ Gregory Brian Baker	/s/ Robert George Allan
Director/company secretary	Director
Gregory Brian Baker	Robert George Allan
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date:  29 June 2010…………………………………..

Executed by Royalwolf Trading New Zealand Ltd (Company No. 1062072) in accordance with its Constitution in the presence of:
/s/ Gregory Brian Baker	/s/ Robert George Allan
Director	Director
Gregory Brian Baker	Robert George Allan
Name of director (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date:  29 June 2010…………………………………..

Executed by Royalwolf NZ Acquisition Co. Limited (Company No. 2115393) in accordance with its Constitution in the presence of:
/s/ Gregory Brian Baker	/s/ Robert George Allan
Director	Director
Gregory Brian Baker	Robert George Allan
Name of director (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Date:  29 June 2010…………………………………..